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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-124628, as amended) and related Prospectus of Pinnacle Airlines Corp. for the registration of 3 1/4% Senior Convertible Notes due 2025 and Shares of Common Stock Issuable Upon Conversion of the Notes and to the incorporation by reference therein of our reports dated March 9, 2005, with respect to the consolidated financial statements and schedule of Pinnacle Airlines Corp., Pinnacle Airlines Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Pinnacle Airlines Corp., included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                                         /s/ ERNST & YOUNG LLP

Memphis, Tennessee
June 29, 2005